EXHIBIT 99

[GRAPHIC OMITTED]                                                  July 14, 1999
                                                           FOR IMMEDIATE RELEASE


CONTACT:          THE SPORTS AUTHORITY, INC.

                  Anthony F. Crudele
                  Senior Vice President & Chief Financial Officer
                  (954) 730-4260


                  THE SPORTS AUTHORITY MAKES MANAGEMENT CHANGE
=============================================================================

Fort Lauderdale, Florida, July 14, 1999 -- The Sports Authority, Inc. (NYSE:
TSA) today announced that the Company and William Cappiello, President & Chief Merchandising Officer, have mutually agreed to sever their employment relationship. Until a replacement is named, Martin Hanaka, Chief Executive Officer, will oversee the Merchandising, Marketing, and Logistics functions. James Tener, Chief Operating Officer, will be responsible for the Sales & Service function. A search for a new Chief Merchandising Officer is now underway.

The Sports Authority, Inc. directly operates 200 full-line sporting goods superstores: 195 stores in 32 states across the United States and five in Canada. Mega Sports Co., Ltd. operates another 13 stores in Japan under a license agreement with The Sports Authority. The operating results of Mega Sports Co., Ltd. are no longer consolidated in the Company's financial statements due to a reduction of the Company's ownership in the joint venture in the first quarter of 1999.

                    DISCLOSURE ON FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth herein. These risks and uncertainties are disclosed in the Company's Form 10-K for 1998.